                                                                    EXHIBIT 23.2
                       [GAUNT & COMPANY, LTD. LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT





                 As the independent certified public accountant of Heartland Community Bank and its subsidiaries, we hereby consent to the use of our report and to all references to our Firm included in or made part of this Registration Statement.




February 28, 1997

/s/ GAUNT & COMPANY, LTD.

Little Rock, Arkansas